UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2010 (November 2, 2010)

InfoSonics Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-32217	33-0599368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Executive Drive, Suite #100, San Diego, CA 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 373-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 2, 2010 the Registrant received approval from The NASDAQ Stock Market to transfer the listing of its common stock to The NASDAQ Capital Market from its current position on The NASDAQ Global Market. The transfer will be effective at the opening of the market on Thursday, November 4, 2010. The Company had been notified on May 4, 2010 that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive business days and, as a result, it did not comply with Listing Rule 5450(a)(1). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until November 1, 2010 to regain compliance. Upon transfer to the Capital Market, the Company is being afforded an additional 180 calendar days until May 2, 2011 to regain compliance with the $1.00 bid price requirement.

Item 8.01.	Other Events

On November 3, 2010, the Registrant issued a press release announcing that The NASDAQ Stock Market, LLC had approved InfoSonic’s application to transfer its stock listing to The NASDAQ Capital Market.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1 Press Release dated November 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

/S/ VERNON A. LOFORTI
Vernon A. LoForti
Chief Financial Officer

Date: November 3, 2010